UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2024

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

KY	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, KY	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (Title of class)

CTBI	The NASDAQ Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

Community Trust Bancorp, Inc.’s Annual Meeting of Shareholders was held on April 23, 2024.  The following items were approved:

1) Election of the following members to CTBI’s Board of Directors for the ensuing year:

Nominee	For	Withheld
Charles J. Baird	12,100,575	146,666
Franklin H. Farris, Jr.	11,930,568	316,673
Mark A. Gooch	12,056,225	191,016
Eugenia Crittenden “Crit” Luallen	12,149,512	97,729
Ina Michelle Matthews	12,159,249	87,992
James McGhee II	11,440,467	806,774
Franky Minnifield	12,178,887	68,354
Jefferson F. Sandlin	12,213,340	33,901
Anthony W. St. Charles	12,073,340	173,901
Chad C. Street	11,935,673	311,568
Lillian (Kay) Webb	12,192,076	55,165

2) The 2025 Stock Ownership Incentive Plan:

For	Against	Abstained
12,011,543	163,223	72,475

3)	Ratification of CTBI’s independent registered public accounting firm, FORVIS, LLP, for 2024:

For	Against	Abstained
14,070,553	93,375	62,481

4) The advisory (nonbinding) resolution relating to executive compensation:

For	Against	Abstained
11,515,323	638,016	93,902

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	April 24, 2024	/s/ Mark A. Gooch
Mark A. Gooch
Chairman, President, and Chief Executive Officer